EX 10.7

                                    AMENDMENT


This agreement dated December 3 2004 (the "Amendment") shall serve to modify the Securities Purchase Agreement, Security Agreement, Warrant, Secured Debenture 001, Secured Debenture 002, Escrow Agreement and Investor Registration Rights Agreement executed on November 4, 2004 (collectively the "Transaction Documents") between Advantage Capital Development Corp. (the "Buyer") and Cinema Ride, Inc. (the "Company") (collectively the "Parties") as follows:

       WHEREAS:

       The Company and Buyer desire to amend the Transaction Documents to more accurately reflect the timing and terms agreed to by the Parties,

       NOW, THEREFORE, in consideration of the promises and mutual covenant set forth herein, it is agreed as follows:

       1. The execution and closing dates for all the Transaction Documents shall be December 3, 2004 (the "Closing Date").

       2. Section 1.06 of Secured Debenture 001 and 002 shall be revised to reflect that in the event of default, as described in Article III
              Section 3.01 hereunder, the Company (rather than the Holder) may elect that the interest be paid in cash (via wire transfer or certified funds) or in the form of Common Stock.

       3.     Schedule II of the Investor Registration Rights Agreement:
              "Schedule of Registrable Securities shall be revised and amended pursuant to Addendum I, attached hereto.

       4. Mitch Francis, as Chief Executive Officer, acknowledges and reaffirms that the representations and warranties of the Company are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 of the Securities Purchase Agreement, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Dates as though made at that time (except for representations and warranties that speak of a certain date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Dates.

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All terms, conditions, promises and covenants in the Transaction Documents are incorporated within.

AGREED AND ACKNOWLEDGED, this 3rd day of December, 2004.

ADVANTAGE CAPITAL                              CINEMA RIDE, INC.
DEVELOPMENT CORP.


     ----------------------                         -----------------------
By:  Jeffrey Sternber                          By:  Mitch Francis
    Chief Executive Officer                         Chief Executive Officer

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